EXHIBIT 4.1

DESCRIPTION OF THE SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of February 27, 2020, Morgan Stanley has four classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) common stock; (2) six series of depositary shares representing interests in preferred stock; (3) Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Morgan Stanley’s guarantee with respect thereto); and (4) five series of exchange-traded notes.
Authorized Capital Stock
Morgan Stanley’s authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.
DESCRIPTION OF COMMON STOCK
The following description of common stock is a summary and does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. Copies of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws are incorporated by reference as Exhibits to the Form 10-K. We encourage you to read these documents.
Voting Rights. Each holder of Morgan Stanley’s common stock has one vote per share on all matters voted on generally by the stockholders, including the election of directors. Except as otherwise required by law or as provided with respect to any series of preferred stock, the holders of Morgan Stanley’s common stock will possess all voting power. At each annual meeting of stockholders, the Board of Directors will be elected by a majority vote or, in the event of a contested election, a plurality vote of all votes cast at such meeting to hold office until the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. Because Morgan Stanley’s certificate of incorporation does not provide for cumulative voting rights, the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to be voted generally in the election of directors, which is referred to as the “voting stock,” represented at a meeting will be able to elect all the directors standing for election at the meeting.
Dividends. The holders of Morgan Stanley’s common stock are entitled to share equally in dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of offered preferred stock and any other class or series of stock having preference over the common stock as to dividends.
Liquidation Rights. Upon voluntary or involuntary liquidation, dissolution or winding up of Morgan Stanley, the holders of the common stock will share pro rata in the assets remaining after payments to creditors and holders of any offered preferred stock and any other class or series of stock having preference over the common stock upon liquidation, dissolution or winding up that may be then outstanding.
Because Morgan Stanley is a holding company, its rights and the rights of holders of its capital stock, including the holders of its common stock, to participate in the distribution of assets of any of Morgan Stanley’s subsidiaries upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred shareholders, except to the extent Morgan Stanley may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.
Other Rights and Preferences. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of Morgan Stanley’s common stock. All of the issued shares of Morgan Stanley’s common stock are fully paid and non-assessable.
Listing. Morgan Stanley’s common stock is traded on the New York Stock Exchange under the trading symbol “MS.”
DESCRIPTION OF DEPOSITARY SHARES REPRESENTING INTERESTS IN SHARES OF PREFERRED STOCK
The following description is a summary and does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation, the certificate of designations relating to each series of Listed Preferred Stock (as defined below) and the deposit agreement relating to each series of depositary shares for the complete terms of that series of Listed Preferred Stock and related depositary shares. Copies of our Amended and Restated Certificate of Incorporation and these certificates of designations and deposit agreements are incorporated by reference as Exhibits to the Form 10-K. We encourage you to read these documents.
Depositary Shares
As of December 31, 2019, Morgan Stanley has the following depositary shares registered under Section 12 of the Exchange Act:

•	Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value, which is referred to as the Series A Preferred Stock;

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Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value, which is referred to as the Series E Preferred Stock;

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Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value, which is referred to as the Series F Preferred Stock;

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Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value, which is referred to as the Series I Preferred Stock;

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Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value, which is referred to as the Series K Preferred Stock; and

•	Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value, which is referred to as the Series L Preferred Stock.

Morgan Stanley refers to the above series of preferred stock represented by depositary shares collectively as the “Listed Preferred Stock.”

The shares of each series of Listed Preferred Stock have been deposited under a deposit agreement for such series among Morgan Stanley, The Bank of New York Mellon, acting as depositary, which is referred to as the Preferred Stock Depositary, and the holders from time to time of depositary receipts issued under the agreement (each such deposit agreement, with respect to the series of Listed Preferred Stock to which it relates, a “deposit agreement”). Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction of a share of Listed Preferred Stock represented by that depositary share, to all the rights and preferences of the Listed Preferred Stock represented by that depositary share, including dividend, voting and liquidation rights.
The depositary shares are evidenced by depositary receipts issued under the deposit agreement. Depositary receipts are distributed to those persons purchasing the fractional shares of the related series of Listed Preferred Stock. Immediately following the issuance of shares of a series of Listed Preferred Stock, Morgan Stanley deposited those shares with the Preferred Stock Depositary, which then issued and delivered the depositary receipts to the purchasers. Depositary receipts have been and will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received on the related series of Listed Preferred Stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.
If Morgan Stanley makes a distribution other than in cash, the Preferred Stock Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Stock Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the Preferred Stock Depositary may, with Morgan Stanley’s approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.
The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by Morgan Stanley or the Preferred Stock Depositary on account of taxes or other governmental charges.
Withdrawal of Stock. Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of Listed Preferred Stock and all money or other property, if any, represented by those shares. Holders of depositary receipts representing any number of whole shares of Listed

Preferred Stock will be entitled to receive whole shares of the related series of Listed Preferred Stock, but those holders of whole shares of Listed Preferred Stock will not thereafter be entitled to deposit those shares of Listed Preferred Stock with the Preferred Stock Depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of Listed Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting the Listed Preferred Stock. Upon receiving notice of any meeting at which the holders of any series of the Listed Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of Listed Preferred Stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of Listed Preferred Stock, may instruct the Preferred Stock Depositary how to exercise his or her voting rights. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the Listed Preferred Stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and Morgan Stanley will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Listed Preferred Stock for which it does not receive specific instructions from the holder of the depositary shares representing them.
Redemption of Depositary Shares. Depositary shares will be redeemed from any proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the series of the Listed Preferred Stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction of the redemption price per share payable with respect to the series of the Listed Preferred Stock. If Morgan Stanley redeems shares of a series of Listed Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Listed Preferred Stock that it redeems. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by Morgan Stanley with the Preferred Stock Depositary for any depositary shares that the holders fail to redeem will be returned to it after a period of two years from the date the funds are deposited.
Amendment and Termination of the Deposit Agreement. Morgan Stanley may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under “-Withdrawal of Stock,” to receive shares of the related series of Listed Preferred Stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Morgan Stanley may terminate the deposit agreement at any time with at least 60 days’ prior written notice to the Preferred Stock Depositary. Within 30 days of the date of the notice, the Preferred Stock Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares and upon payment of any applicable taxes or governmental charges to be paid by the holders as described below, the number of whole shares of the related series of Listed Preferred Stock as are represented by the depositary receipts. The deposit agreement will automatically terminate after there has been a final distribution on the related series of Listed Preferred Stock in connection with any liquidation, dissolution or winding up of Morgan Stanley and that distribution has been made to the holders of depositary shares.
Charges of Preferred Stock Depositary. Morgan Stanley will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Morgan Stanley will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the related series of Listed Preferred Stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of Listed Preferred Stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Limitation on Liability of Company and Preferred Stock Depositary. Neither the Preferred Stock Depositary nor Morgan Stanley will be liable if it is prevented or delayed by law, by any provision of Morgan Stanley’s certificate of incorporation or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement. The obligations of Morgan Stanley and the Preferred Stock Depositary under the deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of Listed Preferred Stock unless satisfactory indemnity is furnished.
Corporate Trust Office of Preferred Stock Depositary. The address of the Preferred Stock Depositary’s corporate trust office is 240 Greenwich Street, 7E, New York, New York 10286. The Preferred Stock Depositary will act as transfer agent, registrar and redemption agent for depositary receipts.
Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to Morgan Stanley written notice of its election to do so, and Morgan Stanley may at any time remove the Preferred Stock Depositary. Any resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary. A successor must be appointed by Morgan Stanley within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.
Reports to Holders. Morgan Stanley will deliver all required reports and communications to holders of the Listed Preferred Stock to the Preferred Stock Depositary, and it will forward those reports and communications to the holders of depositary shares.
Inspection by Holders. Upon request, the Preferred Stock Depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the Preferred Stock Depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.
Listing. The depositary shares representing the Series A Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock and the Series L Preferred Stock are traded on the New York Stock Exchange under the trading symbols “MS/PA,” “MS/PE,” “MS/PF,” “MS/PI,” “MS/PK” and “MS/PL,” respectively.
Existing Preferred Stock
As described above, Morgan Stanley has depositary shares registered under Section 12 of the Exchange Act that represent interests in the Listed Preferred Stock. This section describes the Listed Preferred Stock, as well as other series of preferred stock issued by Morgan Stanley that are also relevant to describing the Listed Preferred Stock.
Unless otherwise indicated, the terms and provisions described below relate to each of the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock and the Series L Preferred Stock (collectively, the “Existing Preferred Stock”). Other than as described below, the terms of the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock and the Series L Preferred Stock are substantially similar.
Rank. Each series of Existing Preferred Stock ranks on a parity with each other and with the offered preferred stock as to payment of dividends and amounts payable upon liquidation, dissolution or winding up, except that the certificate of designation for the Series A Preferred Stock states that such series ranks, as to dividends, junior to any future issuance of cumulative preferred stock. Each series of Existing Preferred Stock ranks prior to the common stock as to payment of dividends and amounts payable on liquidation, dissolution or winding up. The shares of the Existing Preferred Stock are fully paid and nonassessable and have no preemptive rights.
Conversion. No shares of the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock or the Series L Preferred Stock are convertible at the option of the holder, or otherwise, into common stock.
Dividends. Holders of Existing Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of legally available funds, cash dividends payable quarterly at the rate specified below.

•	Series A Preferred Stock: noncumulative cash dividends at a per annum rate equal to the greater of (1) 4% and (2) three-month U.S. Dollar LIBOR on the related dividend determination date plus .70%.

•	Series C Preferred Stock: noncumulative cash dividends at a per annum rate equal to 10%.

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Series E Preferred Stock: noncumulative cash dividends at a per annum rate equal to 7.125% with respect to each dividend period from and including September 30, 2013 to, but excluding, October 15, 2023 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 4.32% with respect to each dividend period from and including October 15, 2023.

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Series F Preferred Stock: noncumulative cash dividends at a per annum rate equal to 6.875% with respect to each dividend period from and including December 10, 2013 to, but excluding, January 15, 2024 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.94% with respect to each dividend period from and including January 15, 2024.

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Series H Preferred Stock: noncumulative cash dividends at a per annum rate equal to 5.45% with respect to each dividend period from and including April 29, 2014 to, but excluding, July 15, 2019 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.61% with respect to each dividend period from and including July 15, 2019.

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Series I Preferred Stock: noncumulative cash dividends at a per annum rate equal to 6.375% with respect to each dividend period from and including September 18, 2014 to, but excluding, October 15, 2024 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.708% with respect to each dividend period from and including October 15, 2024.

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Series J Preferred Stock: noncumulative cash dividends at a per annum rate equal to 5.55% with respect to each dividend period from and including March 19, 2015 to, but excluding, July 15, 2020 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.81% with respect to each dividend period from and including July 15, 2020.

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Series K Preferred Stock: noncumulative cash dividends at a per annum rate equal to 5.85% with respect to each dividend period from and including January 31, 2017 to, but excluding, April 15, 2027 and at a rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.491% with respect to each dividend period from and including April 15, 2027.

•	Series L Preferred Stock: noncumulative cash dividends at a per annum rate equal to 4.875%.

Each series of Existing Preferred Stock is noncumulative preferred stock. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series A Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock or the Series L Preferred Stock in respect of any dividend period before the related dividend payment date, Morgan Stanley will have no obligation to pay a dividend for that dividend period on such dividend payment date or at any future time.

Each series of Existing Preferred Stock will be junior as to payment of dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to the Existing Preferred Stock. If at any time Morgan Stanley has failed to pay accumulated dividends on any preferred stock that is senior to a series of Existing Preferred Stock as to payment of dividends, Morgan Stanley may not pay any dividends on the junior series of Existing Preferred Stock or redeem or otherwise repurchase any shares of the junior series of Existing Preferred Stock until it has paid in full, or set aside for payment, such accumulated but unpaid dividends on those senior shares.
Morgan Stanley will not declare or pay or set aside for payment, dividends for the latest dividend period on any series of offered preferred stock ranking on a parity as to payment of dividends with any series of Existing Preferred Stock, unless it also declares or pays or sets aside for payment the accrued dividends on the outstanding shares of such series for the latest dividend payment period. Morgan Stanley must declare, pay or set aside for payment any amounts on the offered preferred stock ratably in proportion to the respective amounts of unpaid dividends described in the preceding sentence.
Except as described above, and subject to some additional exceptions set forth in the relevant certificate of designations, unless Morgan Stanley has paid full accrued dividends on the outstanding shares of each series of Existing Preferred Stock for the latest dividend payment period with respect to each such series, Morgan Stanley may not during a divided period for any series:

•	declare or pay a dividend or distribution on common stock or any preferred stock that ranks junior to such series as to dividend rights and as to rights on liquidation, dissolution or winding up, or

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redeem, purchase or otherwise acquire Morgan Stanley’s common stock or any preferred stock that ranks junior to such series as to dividend rights and as to rights on liquidation, dissolution or winding up.

Redemption. The Existing Preferred Stock is not and will not be subject to any mandatory redemption, sinking fund provision or other similar provision. The Existing Preferred Stock is redeemable, subject to receipt of any required regulatory approvals, in whole or in part, upon 30 days’ notice as follows:

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the Series A Preferred Stock is redeemable at a redemption price of $25,000.00 per share plus accrued and unpaid dividends, regardless of whether dividends are actually declared, to but excluding the date of redemption;

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the Series C Preferred Stock is redeemable at a redemption price of $1,100.00 per share, plus accrued and unpaid dividends, regardless of whether dividends are actually declared, to but excluding the date of redemption;

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the Series E Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after October 15, 2023 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;

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the Series F Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after January 15, 2024 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;

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the Series H Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after July 15, 2019 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;

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the Series I Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after October 15, 2024 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;

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the Series J Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after July 15, 2020 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements;

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the Series K Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after April 15, 2027 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements; and

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the Series L Preferred Stock is redeemable at a redemption price of $25,000.00 per share, plus any declared and unpaid dividends to but excluding the date fixed for redemption (i) in whole or in part on or after January 15, 2025 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of Morgan Stanley, the holders of shares of Existing Preferred Stock will be entitled to receive, out of the assets of Morgan Stanley available for distribution to stockholders, liquidating distributions before any distribution is made to holders of any class or series of capital stock ranking junior to the Existing Preferred Stock as to rights upon liquidation, dissolution or winding up of Morgan Stanley’s common stock. The liquidating distribution that each series of Existing Preferred Stock is entitled to receive is as follows:

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the Series A Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

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the Series C Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

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the Series E Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

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the Series F Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

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the Series H Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

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the Series I Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

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the Series J Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date);

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the Series K Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date); and

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the Series L Preferred Stock will be entitled to receive a liquidating distribution in an amount equal to $25,000.00 per share, together with an amount equal to all dividends, if any, that have been declared but not paid with respect to such series prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date).

However, holders of shares of the Existing Preferred Stock will not be entitled to receive the liquidation price of their shares until Morgan Stanley has paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of Morgan Stanley’s capital stock ranking senior as to rights upon liquidation, dissolution or winding up.
If, upon any liquidation, dissolution or winding up of Morgan Stanley, assets of Morgan Stanley then distributable are insufficient to pay in full the amounts payable with respect to the Existing Preferred Stock and any other preferred stock ranking on a parity with the Existing Preferred Stock as to rights upon liquidation, dissolution or winding up, the holders of the Existing Preferred Stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After Morgan Stanley has paid the full amount of the liquidating distribution to which they are entitled, the holders of the Existing Preferred Stock will not be entitled to any further participation in any distribution of assets by Morgan Stanley.
Voting Rights. Holders of Existing Preferred Stock do not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of Existing Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not consecutive, the authorized number of directors of Morgan Stanley shall be automatically increased by two and the holders of shares of Existing Preferred Stock, voting together as a class with holders of any and all other series of preferred stock having similar voting rights that are exercisable, will be entitled to elect two directors to fill such newly created directorships at Morgan Stanley’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting. These voting rights will continue for each series of Existing Preferred Stock until dividends on such shares have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the nonpayment. The term of office of all directors elected by the holders of preferred stock will terminate immediately upon the termination of the right of holders of preferred stock to vote for directors.
So long as any shares of Existing Preferred Stock remain outstanding, Morgan Stanley will not, without the consent of the holders of at least two-thirds of the shares of Existing Preferred Stock outstanding at the time, voting together as a single class with holders of any and all other series of preferred stock having similar voting rights that are exercisable

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amend or alter any provision of Morgan Stanley’s amended and restated certificate of incorporation or the certificate of designations of preferences and rights with respect to any series of the Existing Preferred Stock to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to any series of Existing Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up;

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amend, alter or repeal any provision of Morgan Stanley’s amended and restated certificate of incorporation or the certificate of designations of preferences and rights with respect to any series of the Existing Preferred Stock if such amendment, alteration or repeal would cause a material and adverse effect with respect to the special rights, preferences, privileges and voting powers of any Existing Preferred Stock, whether by merger, consolidation or otherwise. For purposes of the preceding sentence any increase in the authorized amount of common stock or preferred stock or the creation and issuance of other series of Morgan Stanley’s common stock or preferred stock ranking on a parity with or junior to the Existing Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect the special rights, preferences, privileges and voting powers of any Existing Preferred Stock; or

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consummate any binding share exchange or reclassification involving any series of Existing Preferred Stock, or merger or consolidation of Morgan Stanley with another entity, unless in each case (x) the shares of Existing Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remain outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Existing Preferred Stock immediately prior to such consummation, taken as a whole.

Agents and Registrar for Existing Preferred Stock. The transfer agent, dividend disbursing agent and registrar for each series of Existing Preferred Stock is The Bank of New York Mellon.
DESCRIPTION OF THE GLOBAL MEDIUM-TERM NOTES, SERIES A, FIXED RATE STEP-UP SENIOR NOTES DUE 2026 OF MORGAN STANLEY FINANCE LLC (AND MORGAN STANLEY’S GUARANTEE WITH RESPECT THERETO)
The following description of the 2026 Notes (as defined below) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the MSFL Senior Debt Indenture (as defined below), which is incorporated by reference as an Exhibit to the Form 10-K. We encourage you to read the MSFL Senior Debt Indenture for additional information.
On February 22, 2016, Morgan Stanley Finance LLC (“MSFL”), a wholly-owned finance subsidiary of Morgan Stanley, issued its Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 (the “2026 Notes”) in an aggregate principal amount of $5,000,000. The 2026 Notes were issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The 2026 Notes will mature on February 23, 2026. As of December 31, 2019, $5,000,000 in aggregate principal amount of the 2026 Notes was outstanding.
The 2026 Notes are senior debt securities of MSFL. The 2026 Notes constitute part of its senior debt, are issued under the MSFL Senior Debt Indenture, as defined below under “-Indenture,” and rank on a parity with all of its other unsecured and unsubordinated debt. The 2026 Notes are fully and unconditionally guaranteed by Morgan Stanley and holders of the 2026 Notes should assume that in any bankruptcy, resolution or similar proceeding, they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.
The Series A medium-term notes issued under the MSFL Senior Debt Indenture (including the 2026 Notes) constitute a single series under that indenture, together with any medium-term notes MSFL issues in the future under that indenture that it designates as being part of that series. MSFL may create and issue additional notes with the same terms as previous issuances of Series A medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.
The 2026 Notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
The terms of the MSFL Senior Debt Indenture have been amended since the 2026 Notes were issued and those amendments do not apply to the 2026 Notes. The below description of the terms of the MSFL Senior Debt Indenture is of the terms that apply to the 2026 Notes, which differ from those that apply to securities issued by MSFL under the MSFL Senior Debt Indenture after such amendments.
Listing
The 2026 Notes are traded on the New York Stock Exchange under the trading symbol “MS/26C.”
Interest Payments
The 2026 Notes bear interest from the date of issuance as follows:

•	from and including the original issue date to but excluding February 23, 2021: 3.50% per annum;

•	from and including February 23, 2021 to but excluding February 23, 2023: 3.75% per annum;

•	from and including February 23, 2023 to but excluding February 23, 2024: 4.00% per annum;

•	from and including February 23, 2024 to but excluding February 23, 2025: 4.25% per annum; and

•	from and including February 23, 2025 to but excluding the maturity date: 5.00% per annum.

How Interest Is Calculated. Interest on the 2026 Notes will be computed on the basis of a 360-day year of twelve 30-day months.
How Interest Accrues. Interest on the 2026 Notes accrues from and including the most recent interest payment date to which interest has been paid or duly provided for. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “-If a Payment Date Is Not a Business Day.”
When Interest Is Paid. Payments of interest on the 2026 Notes will be made on each February 23 and August 23, commencing August 23, 2016.
Amount of Interest Payable. Interest payments for the 2026 Notes will include accrued interest from and including the last date in respect of which interest has been paid to but excluding the relevant interest payment date or date of maturity.
If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, the issuer will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date is not a business day, the issuer may pay interest, if any, and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date. For these purposes, a “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
General Terms of the 2026 Notes
In the below sections, all references to “debt securities” refer to Series A medium-term notes issued by MSFL under the MSFL Senior Debt Indenture. The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities, including the 2026 Notes.
MSFL has summarized below the material provisions of the MSFL Senior Debt Indenture and the debt securities, including the guarantee of Morgan Stanley. These descriptions are only summaries, and each investor should refer to the MSFL Senior Debt Indenture and any applicable supplements thereto, which describe completely the terms and definitions summarized below and contain additional information regarding the debt securities. Where appropriate, MSFL uses parentheses to refer you to the particular sections of the MSFL Senior Debt Indenture. Any reference to particular sections or defined terms of the MSFL Senior Debt Indenture in any statement qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.
Morgan Stanley Guarantee of Debt Securities Issued by MSFL
The payments due, including any property deliverable under any debt securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any debt security issued by it when due, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Morgan Stanley’s guarantees of the payments due on debt securities issued by MSFL will be unsecured senior obligations of Morgan Stanley. In addition, if MSFL were to merge with and into Morgan Stanley pursuant to the terms of the MSFL Senior Debt Indenture, the guarantee will terminate.
Indenture
The 2026 Notes are issued under a Senior Indenture dated as of February 16, 2016 among MSFL, Morgan Stanley, as guarantor, and The Bank of New York Mellon, a New York banking corporation, as trustee. That indenture, as it has been and may be supplemented from time to time (to the extent that such supplements apply to the 2026 Notes), is called the MSFL Senior Debt Indenture.
Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions
Negative Pledge of Morgan Stanley. Because Morgan Stanley is a holding company, its assets consist primarily of the securities of its subsidiaries. The negative pledge provisions of the MSFL Senior Debt Indenture limit Morgan Stanley’s ability to pledge some of these securities. The MSFL Senior Debt Indenture provides that Morgan Stanley will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by such senior indenture on:

•
the voting securities of Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, Morgan Stanley Smith Barney LLC or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which are referred to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the guarantee issued under the MSFL Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.
For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination Morgan Stanley owns or controls directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. (MSFL Senior Debt Indenture, Section 13.10).
Merger or Consolidation of MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Senior Debt Indenture. The MSFL Senior Debt Indenture provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will merge or consolidate with any other person, unless:

•	MSFL or Morgan Stanley, as applicable, will be the continuing person; or

•	the successor person by merger or consolidation to MSFL or Morgan Stanley, as applicable:

◦	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

◦	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the indenture and the debt securities or the guarantees, as applicable, issued under the indenture; and

•
immediately after the merger or consolidation, MSFL, Morgan Stanley or that successor person, as the case may be, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (MSFL Senior Debt Indenture, Sections 9.01 and 13.11).

For the avoidance of doubt, the successor person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.

Sale, Lease or Conveyance by MSFL, as Issuer, or Morgan Stanley, as Guarantor, Under the MSFL Senior Debt Indenture. The MSFL Senior Debt Indenture provides that neither MSFL, as issuer, nor Morgan Stanley, as guarantor, will sell, lease or convey all or substantially all of its assets to any other person, unless:

•	the person that acquires all or substantially all of the assets of MSFL or of Morgan Stanley, as applicable:

◦	will be a person organized under the laws of the United States, a state of the United States or the District of Columbia; and

◦	will expressly assume all of MSFL’s or Morgan Stanley’s obligations, as applicable, under the indenture and the debt securities or the guarantees, as applicable, issued under the indenture; and

•
immediately after the sale, lease or conveyance, that acquiring person, in its capacity as issuer or guarantor, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (MSFL Senior Debt Indenture, Sections 9.01 and 13.11).

For the avoidance of doubt, the acquiring person referred to in this section may be Morgan Stanley or any subsidiary of Morgan Stanley.
Absence of Protections against All Potential Actions of the Issuer and the Guarantor. There are no covenants or other provisions in the MSFL Senior Debt Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the issuer or the guarantor, as applicable, or a highly leveraged transaction. The merger covenants described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the issuer or the guarantor, as applicable, or a sale, lease or conveyance of all or substantially all of the assets of the issuer or the guarantor, as applicable.

Events of Default
The MSFL Senior Debt Indenture provides holders of debt securities with remedies if MSFL, as issuer, fails to perform specific obligations or if MSFL becomes bankrupt. The MSFL Senior Debt Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.
An event of default is defined under the MSFL Senior Debt Indenture, with respect to any series of debt securities issued by MSFL under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•
default for 60 days after written notice in the observance or performance by MSFL of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	events of bankruptcy, insolvency or reorganization of MSFL; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (MSFL Senior Debt Indenture, Section 5.01).

The 2026 Notes do not have the benefit of any cross-default or cross-acceleration provisions with other indebtedness of MSFL or Morgan Stanley. In addition, under the MSFL Senior Debt Indenture, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default.

Acceleration of Debt Securities upon an Event of Default. The MSFL Senior Debt Indenture provides that:

•
if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the issuer and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•
if an event of default due to a default in the performance of any other covenants or agreements of the issuer in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of the issuer, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to the issuer and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (MSFL Senior Debt Indenture, Section 5.01).

Notwithstanding these notice provisions, the holders of debt securities issued by MSFL and guaranteed by Morgan Stanley under the MSFL Senior Debt Indenture have no right to declare the principal of those debt securities and interest accrued thereon to be due and payable immediately if Morgan Stanley fails to observe or perform any covenant under such indenture or in the event of the bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor of such securities.
Annulment of Acceleration and Waiver of Defaults. The MSFL Senior Debt Indenture provides that:
In some circumstances, if any and all events of default under that indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (MSFL Senior Debt Indenture, Section 5.01).
Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past default or event of default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in that indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (MSFL Senior Debt Indenture, Section 5.10).
Indemnification of Trustee for Actions Taken on Your Behalf. The MSFL Senior Debt Indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders. (MSFL Senior Debt Indenture, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (MSFL Senior Debt Indenture, Section 5.09).
Limitation on Actions by You as an Individual Holder. The MSFL Senior Debt Indenture provides that no individual holder of debt securities may institute any action against the issuer or the guarantor under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•
the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•
the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (MSFL Senior Debt Indenture, Sections 5.06 and 5.09).

Annual Certification. The MSFL Senior Debt Indenture contains a covenant that the issuer will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (MSFL Senior Debt Indenture, Section 3.05).
Discharge, Defeasance and Covenant Defeasance
The issuer or the guarantor has the ability to eliminate most or all of the obligations of the issuer and the guarantor on any series of debt securities prior to maturity if the issuer or the guarantor complies with the following provisions. (MSFL Senior Debt Indenture, Section 10.01).
Discharge of Indenture. If at any time the issuer has:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms (or the guarantor has done the same);

•	delivered to the trustee for cancellation all of the outstanding debt securities; or

•
irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under that indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities (or the guarantor has done the same);

and if, in any such case, the issuer or the guarantor also pays or causes to be paid all other sums payable by the issuer or the guarantor under the indenture with respect to the securities of such series, then that indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the indenture relating only to that series of debt securities.
Defeasance of a Series of Securities at Any Time. The issuer or the guarantor may also discharge all obligations of the issuer and the guarantor, other than as to transfers and exchanges, under any series of debt securities at any time, which is referred to as “defeasance.”

The issuer and the guarantor, may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 13.10 and Section 13.11 and Section 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a default. Discharge under those procedures is called “covenant defeasance.”
Defeasance or covenant defeasance may be effected only if, among other things:

•
The issuer or the guarantor irrevocably deposits with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

•	The issuer or the guarantor delivers to the trustee an opinion of counsel to the effect that:

◦
the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

◦
the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

In the case of a defeasance, but not in the case of covenant defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.
Modification of the MSFL Senior Debt Indenture
Modifications Without Consent of Holders. The issuer, the guarantor and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

•	secure any debt securities (and to secure the guarantee of any debt securities securities);

•
evidence the assumption by a successor of the obligations of the issuer or the guarantor (including to evidence the merger of MSFL with and into Morgan Stanley and, in such case, to evidence the elimination of the guarantee);

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•
add to, change or eliminate any of the provisions of the indenture in respect of all or any securities of any series; provided that any such addition, change or elimination (i) shall neither (a) apply to any security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of any holder of such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee. (MSFL Senior Debt Indenture, Section 8.01).

Modifications with Consent of Holders. The issuer, the guarantor and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, the issuer, the guarantor and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal and any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•
alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of the issuer or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due;

•	remove the guarantee (except upon the merger of MSFL with and into Morgan Stanley); or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture (MSFL Senior Debt Indenture, Section 8.02).

Replacement of Debt Securities
At the expense of the holder, the issuer may, in its discretion, replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the trustee, the paying agent and the registrar, in the case of registered debt securities, or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to the issuer, the guarantor, the paying agent, the registrar, in the case of registered debt securities, and the trustee. At the expense of the holder, an indemnity that is satisfactory to the issuer, the guarantor, the principal paying agent, the registrar, in the case of registered debt securities, and the trustee may be required before a replacement debt security will be issued.
Concerning the Issuer’s and the Guarantor’s Relationship with the Trustee
Morgan Stanley, MSFL and other subsidiaries of Morgan Stanley and affiliates of MSFL maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, a New York banking corporation (including as successor to JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, National Association).
Governing Law
The debt securities, Morgan Stanley’s guarantee of debt securities issued by MSFL and the MSFL Senior Debt Indenture will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF THE EXCHANGE-TRADED NOTES OF MORGAN STANLEY
The following description of the ETNs (as defined below) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Senior Debt Indenture (as defined below), which is incorporated by reference as an Exhibit to the Form 10-K. We encourage you to read the Senior Debt Indenture for additional information.
As of February 27, 2020, Morgan Stanley has the following exchange-traded notes registered under Section 12 of the Exchange Act:

•	the Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031;

•	the Market Vectors - Double Long Euro ETNs due April 30, 2020;

•	the Market Vectors - Double Short Euro ETNs due April 30, 2020;

•	the Market Vectors-Chinese Renminbi/USD ETNs due March 31, 2020; and

•	the Market Vectors-Indian Rupee/USD ETNs due March 31, 2020.

Morgan Stanley refers to each of these as an “ETN.” This section first describes certain of the specific terms of each ETN and then describes certain terms that are the same for each ETN.
The ETNs are senior debt securities of Morgan Stanley. The ETNs constitute part of its senior debt, are issued under its Senior Debt Indenture, as defined below under “-Indenture,” and rank on a parity with all of its other unsecured and unsubordinated debt.
The Series F medium-term notes issued under the Senior Debt Indenture (including the ETNs), together with Morgan Stanley’s Series G and Series H global medium-term notes, constitute a single series under that indenture. Morgan Stanley no longer issues senior debt securities as Series F, Series G or Series H global medium-term notes.
The ETNs are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
The terms of the Senior Debt Indenture have been amended since the ETNs were issued and those amendments do not apply to the ETNs. The below description of the terms of the Senior Debt Indenture is of the terms that apply to the ETNs, which differ from those that apply to securities issued by Morgan Stanley under the Senior Debt Indenture after such amendments.

Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031
The Morgan Stanley Cushing® MLP High Income Index ETNs due March 21, 2031 provide for investors to receive at maturity, or upon earlier call at Morgan Stanley’s option or at the investor’s request to repurchase a minimum of 100,000 ETNs, an amount of cash that may be more or less than the stated principal amount based on exposure to the positive or negative performance of the Cushing® MLP High Income Index (the “Index”), as reduced by an annual tracking fee of 0.85%, as further described below.
Aggregate Principal Amount. $124,999,996. As of December 31, 2019, approximately $54,083,559 principal amount of the ETNs were held for sale by our affiliate, MS & Co., as agent. We announced on June 30, 2015 that we do not intend to issue any additional ETNs. However, MS & Co. may continue to sell any ETNs that it now holds or in the future may acquire. These include the ETNs issued by us prior to June 30, 2015 and not yet sold to the public, as well as ETNs previously issued by us that MS & Co. may repurchase from the public from time to time. Our discontinuance of further issuances of ETNs does not affect the terms of the outstanding ETNs, including the right of investors to require us to repurchase the ETNs on the terms, and subject to the limitations, described below, and our right to redeem the ETNs at any time for the call settlement amount in the circumstances described below.
Authorized Denominations. $16.7837 per ETN, which is equal to the Initial VWAP Level of the Index divided by 10.
Stated Principal Amount. $16.7837 per ETN, which is equal to the Initial VWAP Level of the Index divided by 10.
Inception Date. March 16, 2011.
Settlement Dates. These ETNs were issued in offerings that settled on March 21, 2011, April 18, 2013 and November 20, 2014.
Index Sponsor. Cushing MLP Asset Management, LP and any successor sponsor of the Index.
Maturity Date. March 21, 2031, which will be the third Business Day following the Final Valuation Date, subject to adjustment as described below under “Market Disruption Event.”
Payment at Maturity. If your ETNs have not previously been repurchased by Morgan Stanley, at maturity you will receive a cash payment per ETN, equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Ratio as of the Final Valuation Date, plus (b) the final Coupon Amount, minus (c) the Accrued Tracking Fee as of the Final Valuation Date, if any, plus (d) the Stub Reference Distribution Amount as of the Final Valuation Date, if any. The Payment at Maturity may result in a significant or complete loss, but will not be less than $0.
Coupon Amount. For each ETN that you hold on the applicable Coupon Record Date you will receive on each Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, reduced by the Accrued Tracking Fee. The final Coupon Amount will be included in the Payment at Maturity.
Index Ratio. On any Index Business Day, including the Final Valuation Date, will be equal to the Final VWAP Level divided by the Initial VWAP Level.
Coupon Payment Date. The 15th Index Business Day following each Coupon Valuation Date, provided that the final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein.
Coupon Valuation Date. The 30th of March, June, September and December of each calendar year during the term of the ETNs, or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date. The first Coupon Valuation Date was March 30, 2011.
Coupon Record Date. The ninth Index Business Day following each Coupon Valuation Date.
Coupon Ex-Date. With respect to a Coupon Amount, the first Exchange Business Day on which the ETNs trade without the right to receive such Coupon Amount.
Reference Distribution Amount. Means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent, for those cash distributions whose ex-dividend date occurs during the period from and excluding the Inception Date to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent for those cash distributions whose ex-dividend date occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, (x) such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount and (y) if the Coupon Valuation Date is not the final Coupon Valuation Date, the Reference Distribution Amount for the immediately subsequent Coupon Valuation Date (or the Adjusted Reference Distribution Amount, if applicable) shall be increased by the amount of such distribution, if any, which is actually paid prior to such immediately subsequent Coupon Valuation Date (or such Repurchase Valuation Date or Call Valuation Date, if applicable) by the issuer of such Index constituent to the holders of such Index constituent.
Reference Holder. As of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (a) the published share weighting of that Index constituent as of such date, divided by (b) ten times the Index Divisor as of such date.
Index Divisor. As of any date of determination, the divisor used by the Index Calculation Agent to calculate the Index.
Index Calculation Agent. S&P Dow Jones Indices LLC (“S&P”).
Final VWAP Level. As determined by the VWAP Calculation Agent, the arithmetic mean of the VWAP Levels measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period, or on any Repurchase Valuation Date, as applicable
Initial VWAP Level. 167.8372, which is the VWAP Level measured on the Inception Date, as determined by the VWAP Calculation Agent.
VWAP Level. On any Index Business Day, as calculated by the VWAP Calculation Agent, (a) the sum of the products of (i) the VWAP of each Index constituent as of such date and (ii) the published share weighting of that Index constituent as of such date, divided by (b) the Index Divisor as of such date.
VWAP. With respect to each Index constituent, as of any date of determination, the volume-weighted average price of one unit of such Index constituent as determined by the VWAP Calculation Agent based on the composite transactions on such day in such Index constituent.
VWAP Calculation Agent. MS & Co.
Annual Tracking Fee. As of any date of determination, an amount per ETN equal to the product of (i) 0.85% and (ii) the Current Indicative Value as of the immediately preceding Business Day.
Accrued Tracking Fee.

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With respect to the first Coupon Valuation Date, an amount equal to the product of (a) the Annual Tracking Fee as of the first Coupon Valuation Date and (b) a fraction equal to the total number of calendar days from and excluding the Inception Date to and including the first Coupon Valuation Date divided by 365.

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With respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to (a) the product of (i) the Annual Tracking Fee as of such Coupon Valuation Date and (ii) a fraction equal to the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date divided by 365, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

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With respect to the Final Valuation Date, an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the Final Valuation Date and (ii) a fraction equal to the total number of calendar days from and excluding the Calculation Date to and including the Final Valuation Date divided by 365, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

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With respect to the last Index Business Day in the Call Measurement Period, an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Business Day in the Call Measurement Period, and (ii) a fraction equal to the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in the Call Measurement Period divided by 365, plus (b) the Adjusted Tracking Fee Shortfall, if any.

Tracking Fee Shortfall. To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, the Tracking Fee Shortfall will be an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount and this amount will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. For the avoidance of doubt, this process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date.
Current Indicative Value. As of any date of determination, an amount per ETN equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the VWAP Level as of such date and the denominator of which is equal to the Initial VWAP Level.
Stub Reference Distribution Amount. As of the Final Valuation Date or the last Index Business Day in the Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the ‘record date’ with respect to any Index constituent, for those cash distributions whose ‘ex-dividend date’ occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, to and including the Final Valuation Date or the last Index Business Day in the Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the units of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.
Final Measurement Period. The five Index Business Days from and including the Calculation Date, subject to adjustment as described under “Market Disruption Event.”
Final Valuation Date. The last Index Business Day in the Final Measurement Period
Call Measurement Period. The five Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “Market Disruption Event.”
Averaging Date. An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described below.
Calculation Date. March 12, 2031, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day.
Index Business Day. Any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.
Exchange Business Day. Any day on which the primary exchange or market for trading of the ETNs is scheduled to be open for trading.
Market Disruption Event. To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below) or on a Repurchase Valuation Date, the VWAP Level for such Averaging Date or Repurchase Valuation Date will be determined by the VWAP Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the VWAP Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the VWAP Level on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on the Repurchase Valuation Date, as applicable, the VWAP Calculation Agent or one of its affiliates, as the case may be, will apply the VWAP Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date.
In no event, however, will any postponement pursuant to the immediately preceding paragraph result in the final Averaging Date or the Repurchase Valuation Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Repurchase Valuation Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Repurchase Valuation Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Index Business Day, the VWAP Calculation Agent or one of its affiliates will determine the VWAP Level based on its good faith estimate of the VWAP Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

If the Final Valuation Date is postponed so that it falls less than two scheduled Index Business Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Index Business Day following the Final Valuation Date as postponed.
An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described herein.
Notwithstanding the occurrence of one or more of the events below, which may, in the ETN Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the Index, the ETN Calculation Agent in its discretion may waive its right to postpone determination of the VWAP Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the VWAP Level on such date.
Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the ETN Calculation Agent in its sole discretion:

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suspension, absence or limitation of trading in any Index constituent for more than one-half hour in the aggregate during the regular trading session in the applicable market or markets (including any limitations or suspensions of trading pursuant to the rules of any Primary Exchange or Related Exchange similar to NYSE Rule 80B or Nasdaq Rule 4120 or any applicable regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B or Nasdaq Rule 4120);

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suspension, absence or limitation of trading in option or futures contracts relating to the Index or to any Index constituent in the primary market or markets for those contracts for more than one-half hour in the aggregate during the regular trading session in that market;

•	the Index is temporarily not published;

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any other event, if the ETN Calculation Agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect;

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any event that disrupts or impairs (as determined by the ETN Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, (A) any Index constituent or (B) futures or options contracts relating to the Index or any Index constituent; or

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the closure on any Index Business Day of the Primary Exchange or any Related Exchange prior to its scheduled closing time unless such earlier closing time is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary Exchange or such Related Exchange on such Index Business Day and (ii) the submission deadline for orders to be entered into the Primary Exchange or such Related Exchange system for execution at the close of trading on such Index Business Day.

The following events will not be Market Disruption Events with respect to the Index:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.
Upon any permanent discontinuance of the Index, see “Discontinuance of the Index; Alteration of Method of Calculation” below.
Primary Exchange. With respect to each Index constituent, the primary exchange or market of trading such Index constituent.
Related Exchange. With respect to each Index constituent, each exchange or quotation system where trading has a material effect on the overall market for futures or options contracts relating to such Index constituent.
Weekly Early Repurchase at the Option of the Holders. Subject to your compliance with the procedures described in the prospectus for the ETNs and the potential postponements and adjustments as described under “Market Disruption Event,” you may submit a request on any Business Day during the term of the ETNs to have us repurchase not less than 100,000 of your

ETNs each week no later than 12:00 noon, New York City time on such Business Day. For any applicable repurchase request, the “Repurchase Valuation Date” will be the last Index Business Day of the week (generally Friday) that the applicable repurchase notice is received by us. To satisfy the minimum repurchase amount, your broker or other financial intermediary may bundle your ETNs for repurchase with those of other investors to reach this minimum amount of 100,000 ETNs; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum repurchase amount of 100,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.
The ETNs will be repurchased and the holders will receive payment for their ETNs on the Repurchase Date. If a Market Disruption Event is continuing or occurs on the applicable scheduled Repurchase Valuation Date with respect to any of the Index constituents, such Repurchase Valuation Date may be postponed as described under “Market Disruption Event.”
If you exercise your right to have us repurchase your ETNs, subject to your compliance with the procedures described in the prospectus for the ETNs, for each applicable ETN you will receive a cash payment on the relevant Repurchase Date equal to the Repurchase Amount.
Repurchase Date. The date that is three Business Days following the applicable Repurchase Valuation Date. The first Repurchase Date was March 30, 2011. The final Repurchase Date will be March 12, 2031. If a Market Disruption Event is continuing or occurs on the applicable scheduled Repurchase Valuation Date with respect to any of the Index constituents, such Repurchase Valuation Date may be postponed as described under “Market Disruption Event.”
Repurchase Valuation Date. Provided that the Repurchase Notice and Repurchase Confirmation (as defined in the prospectus for the ETNs) are received by the respective deadlines, the last Index Business Day of the week that such Repurchase Notice and Repurchase Confirmation are received by us (generally Friday).
Repurchase Amount. If you duly elect a repurchase, you will receive per ETN a cash payment on the relevant Repurchase Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Ratio as of the Repurchase Valuation Date plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Repurchase Valuation Date if on the Repurchase Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall, if any, as of the Repurchase Valuation Date, minus (e) the Repurchase Fee Amount.
Adjusted Coupon Amount. With respect to any applicable Repurchase Valuation Date or Call Valuation Date, as applicable, a coupon payment, if any, in an amount in cash equal to the greater of (i) zero and (ii) the difference between the Adjusted Reference Distribution Amount and the Adjusted Tracking Fee, each calculated as of such Repurchase Valuation Date or Call Valuation Date.
Adjusted Reference Distribution Amount. As of any Repurchase Valuation Date or the Call Valuation Date, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the record date with respect to any Index constituent for those cash distributions whose ex-dividend date occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Repurchase Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such Repurchase Valuation Date or Call Valuation Date (except as may be increased as described under “Reference Distribution Amount”).
Adjusted Tracking Fee. As of any Repurchase Valuation Date or the Call Valuation Date, as applicable, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of such Repurchase Valuation Date or Call Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date (or if the Repurchase Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such Repurchase Valuation Date or Call Valuation Date, and the denominator of which is 365.
Adjusted Tracking Fee Shortfall. As of any Repurchase Valuation Date or the Call Valuation Date, as applicable, the greater of (i) zero and (ii) the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, each calculated as of such Repurchase Valuation Date or Call Valuation Date.
Repurchase Fee Amount. 0.125% of the Current Indicative Value as of the Index Business Day immediately preceding the applicable Repurchase Valuation Date.

Issuer Call Right. Morgan Stanley will have the right to redeem the ETNs at any time, in whole but not in part, on any Business Day during the term of the ETNs (such date of repurchase, the “Call Settlement Date”). To exercise its repurchase right, Morgan Stanley will provide notice to the holders of the ETNs not less than 18 calendar days prior to the Call Settlement Date. In the event Morgan Stanley exercises this right, ETN holders will receive a cash payment equal to the Call Settlement Amount, paid on the Call Settlement Date. The Call Settlement Amount may result in a significant or complete loss, but will not be less than $0.
Call Measurement Period. The five Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “Market Disruption Event.”
Call Valuation Date. The last Business Day of the week following the week in which the call notice is issued, generally Friday, subject to a minimum five calendar day period commencing on the date of the issuance of the call notice and ending on the related Call Valuation Date. If we issue a call notice on a Friday, the related Call Valuation Date will fall on the following Friday (or, if such following Friday is not an Exchange Business Day, the next following Exchange Business Day). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “Market Disruption Event.”
Call Settlement Amount. A cash amount per ETN equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Ratio as of the last Index Business Day in the Call Measurement Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.
Alternate Exchange Calculation in Case of an Event of Default. In case an event of default with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable for each ETN upon any acceleration of the ETNs will be equal to an amount determined as though the date of acceleration were the Final Valuation Date and the Calculation Date. Investors will not be entitled to receive the return of the stated principal amount of each ETN upon any acceleration.
ETN Calculation Agent. MS & Co.
Discontinuance of the Index; Alteration of Method of Calculation. If the Index Calculation Agent permanently discontinues publication of the Index and the Index Sponsor or any other person or entity (including MS & Co.) calculates and publishes an index that the ETN Calculation Agent determines in its sole discretion is comparable to the Index and approves it as a successor index, then the ETN Calculation Agent will determine the VWAP Level of the Index on the applicable valuation date and the amount payable at maturity, upon acceleration or upon repurchase by us by reference to such successor index for the period following the discontinuance of the Index.
If the ETN Calculation Agent determines that the Index is discontinued and that there is no successor index (a “discontinuance event”), then the ETNs will be deemed accelerated to the third business day immediately following the date on which the ETN Calculation Agent reaches such determination (the “date of determination”) and the ETN Calculation Agent will determine the amount due and payable per ETN as if the date of such discontinuance event were the Final Valuation Date and the Calculation Date (we refer to the amount due and payable per ETN in the event of any acceleration of the ETNs under this section or under “Alternate Exchange Calculation in Case of an Event of Default” as the “acceleration amount”).
If at any time the method of calculating the Index, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that it does not, in the opinion of the ETN Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, and the ETN Calculation Agent determines that no other person or entity (including MS & Co.) is making such adjustments as may be necessary in order to arrive at a value for the Index comparable to the value of the Index as if such changes or modifications had not been made, and publishing such Index values (an “alteration event”), then the ETNs will be deemed accelerated to the third business day immediately following the date on which the ETN Calculation Agent reaches such determination (also a “date of determination”), and the ETN Calculation Agent will determine the acceleration amount due and payable per ETN as if the last date prior to such alteration event were the Final Valuation Date and the Calculation Date.
Redemption Price Upon Optional Tax Redemption. We may redeem, in whole but not in part, the ETNs at our option at any time prior to maturity if we determine that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the initial offering date, we have or will become obligated to pay certain additional amounts with respect to the ETNs. If we exercise this right, the redemption price of the ETNs will be determined by the ETN Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.
Listing. The MLPY ETN is traded on NYSE Arca, Inc. under the trading symbol “MLPY.”
Market Vectors - Double Long Euro ETNs due April 30, 2020
The Market Vectors - Double Long Euro ETNs due April 30, 2020 (the “URR ETN”) provide for investors to receive at maturity, or upon an earlier request by investors that Morgan Stanley repurchase a minimum of 50,000 ETNs, an amount of cash that may be more or less than the stated principal amount based on the positive or negative performance of the Double Long Euro Index (the “Index”). The Index publisher and sponsor is Solactive AG.
Aggregate Principal Amount. $7,040,000. As of December 31, 2019, approximately $4,201,760 principal amount of the ETNs were held for sale by our affiliate, MS & Co., as agent. We announced on June 30, 2015 that we do not intend to issue any additional ETNs. However, MS & Co. may continue to sell any ETNs that it now holds or in the future may acquire. These include the ETNs issued by us prior to June 30, 2015 and not yet sold to the public, as well as ETNs previously issued by us that MS & Co. may repurchase from the public from time to time. Our discontinuance of further issuances of ETNs does not affect the terms of the outstanding ETNs, including the right of investors to require us to repurchase the ETNs on the terms, and subject to the limitations, described below.
Inception Date. May 6, 2008.
Settlement Date. May 12, 2008.
Maturity Date. April 30, 2020, subject to extension if the final valuation date is postponed in accordance with the definition thereof, and subject to acceleration as described below under “Discontinuance of the Index; Alteration of Method of Calculation, Price Event Acceleration” and “Alternate Exchange Calculation in Case of an Event of Default.” If the final valuation date is postponed so that it falls less than two scheduled business days prior to the scheduled maturity date, the maturity date will be postponed to the second scheduled business day following the final valuation date as postponed.
If the maturity date is not a business day, the maturity date will be the next following business day. In the event that the payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.
Interest. None.
Stated Principal Amount. $40 per ETN.
Authorized Denominations. $40 per ETN.
Payment at Maturity. If you hold your ETNs to maturity, you will receive a cash payment, if any, on the maturity date equal to the principal amount of your ETNs times the index factor minus the aggregate investor fee, each as determined on the final valuation date.
Index Factor. The index factor on any given day will be equal to the index closing value on that day divided by the initial index value.
Investor Fee. The investor fee is calculated on a daily basis at a rate of 0.65% per annum based on the principal amount of your ETNs times the index factor, in the following manner:
The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or earlier repurchase by us of the ETNs, the investor fee will increase by an amount equal to (i) 0.65% times (ii) the principal amount of your ETNs times (iii) the index factor on that day (or, if such day is not an index business day, the index factor on the immediately preceding index business day) divided by (iv) 365.
Initial Index Value. The index closing value on the inception date.
Index Closing Value. “Index closing value” for any index business day means the closing value of the Index published at the regular weekday close of trading on that index business day. In certain circumstances, the index closing value will be based on the alternate calculation of the Index described under “Discontinuance of the Index; Alteration of Method of Calculation” below.
Valuation Date. A valuation date is each trading day that falls within the period from and excluding the initial settlement date to and including the final valuation date. If any scheduled valuation date is not a trading day, such valuation date will be postponed to the immediately succeeding trading day.
Final Valuation Date. April 27, 2020, subject to adjustment for non-trading days as described in the following paragraph.
If the scheduled final valuation date is not a trading day, the final valuation date will be postponed to the immediately succeeding trading day; provided that in no event will the final valuation date be postponed to a date later than the stated maturity date (or, if the stated maturity date is not a business day, later than the first business day after the stated maturity date), and if such date is not a trading day, the calculation agent will determine the index closing value on such date in accordance with the formula for calculating the Index last in effect prior to the non-trading day.
Repurchase Right. You may require us to repurchase 50,000 or more of your ETNs during the term of the ETNs on any repurchase date beginning May 16, 2008 by giving us notice on the trading day prior to any valuation date in accordance with the repurchase requirements described in the prospectus for the ETNs. If you require us to repurchase your ETNs prior to maturity, you will receive a cash payment equal to the principal amount of your ETNs times the index factor minus the aggregate investor fee, each as determined on such valuation date.
Repurchase Date. The third business day following the applicable valuation date.
Index Business Day. Any day, as determined by the calculation agent, on which the closing value of the Index is calculated and published.
Trading Day. Any day, as determined by the calculation agent, (a) which is an index business day and (b) on which the calculation agent is open for business in New York.
Business Day. Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Discontinuance of the Index; Alteration of Method of Calculation. If the Index publisher discontinues publication of the Index and the Index publisher or any other person or entity (including MS & Co.) calculates and publishes an index that the calculation agent determines is comparable to the Index and approves it as a successor index, then the calculation agent will determine the level of the Index on the applicable valuation date and the amount payable at maturity, upon acceleration or upon repurchase by us by reference to such successor index for the period following the discontinuance of the Index. If the calculation agent determines that the Index is discontinued and that there is no successor index (a “discontinuance event”), then the ETNs will be deemed accelerated to the third business day immediately following the date on which the calculation agent reaches such determination (the “date of determination”) and the calculation agent will determine the amount due and payable per ETN as if the date of such discontinuance event were the final valuation date (we refer to the amount due and payable per ETN in the event of any acceleration of the ETNs under this section or under “Price Event Acceleration” or “Alternate Exchange Calculation in Case of an Event of Default” as the “acceleration amount”).
If at any time the method of calculating the Index, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the value of the Index had such changes or modifications not been made, and the calculation agent determines that no other person or entity (including MS & Co.) is making such adjustments as may be necessary in order to arrive at a value for the Index comparable to the value of the Index as if such changes or modifications had not been made, and publishing such Index values (an “alteration event”), then the ETNs will be deemed accelerated to the third business day immediately following the date on which the calculation agent reaches such determination (also a “date of determination”), and the calculation agent will determine the acceleration amount due and payable per ETN as if the last date prior to such alteration event were the final valuation date.
Price Event Acceleration. If the closing indicative note value of the ETNs is less than or equal to $1.00 per ETN on any index business day, as determined by the calculation agent (a “price event”), the ETNs will be deemed accelerated to the third index business day following the day on which the price event occurred and the calculation agent will determine the acceleration amount due and payable per ETN as if the index business day immediately following the day on which the price event occurred were the final valuation date.
Alternate Exchange Calculation in Case of an Event of Default. In case an event of default with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable for each ETN upon any acceleration of the ETNs will be equal to an amount determined as though the date of acceleration were the final valuation date. Investors will not be entitled to receive the return of the stated principal amount of each ETN upon any acceleration.
Calculation Agent. Morgan Stanley Capital Services LLC.
Listing. The URR ETN is traded on NYSE Arca, Inc. under the trading symbol “URR.”
Market Vectors - Double Short Euro ETNs due April 30, 2020
The Market Vectors - Double Long Euro ETNs due April 30, 2020 (the “DDR ETN”) provide for investors to receive at maturity, or upon an earlier request by investors that Morgan Stanley repurchase a minimum of 50,000 ETNs, an amount of cash that may be more or less than the stated principal amount based on the positive or negative performance of the Double Short Euro Index (the “Index”). The Index publisher and sponsor is Solactive AG.
Aggregate Principal Amount. $43,400,000. As of December 31, 2019, approximately $23,592,080 principal amount of the ETNs were held for sale by our affiliate, MS & Co., as agent. We announced on June 30, 2015 that we do not intend to issue any additional ETNs. However, MS & Co. may continue to sell any ETNs that it now holds or in the future may acquire. These include the ETNs issued by us prior to June 30, 2015 and not yet sold to the public, as well as ETNs previously issued by us that MS & Co. may repurchase from the public from time to time. Our discontinuance of further issuances of ETNs does not affect the terms of the outstanding ETNs, including the right of investors to require us to repurchase the ETNs on the terms, and subject to the limitations, described below.
Settlement Dates. These ETNs were issued in multiple offerings that settled between May 12, 2008 and May 11, 2010.
Other Terms. Other than the different Index, aggregate principal amount and settlement dates, the economic terms of the ETNs are identical to those of the UUR ETN described above.
Listing. The DDR ETN is traded on NYSE Arca, Inc. under the trading symbol “DDR.”
Market Vectors-Chinese Renminbi/USD ETNs due March 31, 2020
The Market Vectors-Chinese Renminbi/USD ETNs due March 31, 2020 (the “CNY ETN”) provide for investors to receive at maturity, or upon an earlier request by investors that Morgan Stanley repurchase a minimum of 50,000 ETNs, an amount of cash that may be more or less than the stated principal amount based on the positive or negative performance of the S&P Chinese Renminbi Total Return Index (the “Index”). The Index is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”).
Aggregate Principal Amount. $29,600,000. As of December 31, 2019, approximately $8,692,000 principal amount of the ETNs were held for sale by our affiliate, MS & Co., as agent. We announced on June 30, 2015 that we do not intend to issue any additional ETNs. However, MS & Co. may continue to sell any ETNs that it now holds or in the future may acquire. These include the ETNs issued by us prior to June 30, 2015 and not yet sold to the public, as well as ETNs previously issued by us that MS & Co. may repurchase from the public from time to time. Our discontinuance of further issuances of ETNs does not affect the terms of the outstanding ETNs, including the right of investors to require us to repurchase the ETNs on the terms, and subject to the limitations, described below.
Inception Date. March 14, 2008.
Settlement Date. These ETNs were issued in multiple offerings that settled between March 20, 2008 and January 21, 2011.
Maturity Date. March 31, 2020, subject to extension if the final valuation date is postponed in accordance with the definition thereof. If the final valuation date is postponed so that it falls less than two scheduled business days prior to the scheduled maturity date, the maturity date will be postponed to the second scheduled business day following the final valuation date as postponed.
If the maturity date is not a business day, the maturity date will be the next following business day. In the event that the payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.
Interest. None.
Stated Principal Amount. $40 per ETN.

Authorized Denominations. $40 per ETN.
Payment at Maturity. If you hold your ETNs to maturity, you will receive a cash payment, if any, on the maturity date equal to the principal amount of your ETNs times the index factor minus the aggregate investor fee, each as determined on the final valuation date.
Index Factor. The index factor on any given day will be equal to the index closing value on that day divided by the initial index value.
Investor Fee. The investor fee is calculated on a daily basis at a rate of 0.55% per annum based on the principal amount of your ETNs times the index factor, in the following manner:
The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or earlier repurchase by us of the ETNs, the investor fee will increase by an amount equal to (i) 0.55% times (ii) the principal amount of your ETNs times (iii) the index factor on that day (or, if such day is not an index business day, the index factor on the immediately preceding index business day) divided by (iv) 365.
Initial Index Value. The index closing value on the inception date.
Index Closing Value. “Index closing value” means the closing value of the Index published at the regular weekday close of trading on that index business day. In certain circumstances, the index closing value will be based on the alternate calculation of the Index described under “Discontinuance of the Index; Alteration of Method of Calculation” below.
Valuation Date. A valuation date is each trading day that falls within the period from and excluding the initial settlement date to and including the final valuation date. If any scheduled valuation date is not a trading day, such valuation date will be postponed to the immediately succeeding trading day.
Final Valuation Date. March 26, 2020, subject to adjustment for non-trading days as described in the following paragraph.
If the scheduled final valuation date is not a trading day, the final valuation date will be postponed to the immediately succeeding trading day; provided that in no event will the final valuation date be postponed to a date later than the stated maturity date (or, if the stated maturity date is not a business day, later than the first business day after the stated maturity date), and if such date is not a trading day, the calculation agent will determine the index closing value on such date in accordance with the formula for calculating the Index last in effect prior to the non-trading day.
Repurchase Right. You may require us to repurchase 50,000 or more of your ETNs during the term of the ETNs on any repurchase date beginning March 27, 2008 by giving us notice on the trading day prior to the applicable valuation date in accordance with the repurchase requirements described in the prospectus for the ETNs. If you require us to repurchase your ETNs prior to maturity, you will receive a cash payment equal to the principal amount of your ETNs times the index factor minus the aggregate investor fee, each as determined on the applicable valuation date.
Repurchase Date. The third business day following the applicable valuation date.
Index Business Day. Any day, as determined by the calculation agent, on which the closing value of the Index is calculated and published.
Trading Day. Any day, as determined by the calculation agent, (a) which is an index business day and (b) on which the calculation agent is open for business in New York.
Business Day. Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Discontinuance of the Index; Alteration of Method of Calculation. If S&P discontinues publication of the Index and S&P or any other person or entity (including MS & Co.) calculates and publishes an index that the calculation agent determines is comparable to the Index and approves it as a successor index, then the calculation agent will determine the level of the Index on the applicable valuation date and the amount payable at maturity or upon repurchase by us by reference to such successor index for the period following the discontinuance of the Index. If the calculation agent determines that the Index is discontinued and that there is no successor index, then the ETNs will be deemed accelerated to the date of such discontinuance and the calculation agent will determine the amount due and payable per ETN as if such date were the final valuation date.

If at any time the method of calculating the Index, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the value of the Index had such changes or modifications not been made, and the calculation agent determines that no other person or entity (including MS & Co.) is making such changes and modifications as may be necessary in order to arrive at a value for the Index comparable to the value of the Index as if such changes or modifications had not been made, and publishing such Index values, then the ETNs will be deemed accelerated to the date of such determination, and the calculation agent will determine the amount due and payable per ETN as if such date were the final valuation date.
Alternate Exchange Calculation in Case of an Event of Default. In case an event of default with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable for each ETN upon any acceleration of the ETNs will be equal to an amount determined as though the date of acceleration were the final valuation date.
Calculation Agent. Morgan Stanley Capital Services LLC.
Listing. The CNY ETN is traded on NYSE Arca, Inc. under the trading symbol “CNY.”
Market Vectors-Indian Rupee/USD ETNs due March 31, 2020
The Market Vectors-Indian Rupee/USD ETNs due March 31, 2020 (the “INR ETN”) provide for investors to receive at maturity, or upon an earlier request by investors that Morgan Stanley repurchase a minimum of 50,000 ETNs, an amount of cash that may be more or less than the stated principal amount based on the positive or negative performance of the S&P Indian Rupee Total Return Index (the “Index”). The Index is calculated, maintained and published by S&P Dow Jones Indices LLC.
Aggregate Principal Amount. $2,960,000. As of December 31, 2019, approximately $914,960 principal amount of the ETNs were held for sale by our affiliate, MS & Co., as agent. We announced on June 30, 2015 that we do not intend to issue any additional ETNs. However, MS & Co. may continue to sell any ETNs that it now holds or in the future may acquire. These include the ETNs issued by us prior to June 30, 2015 and not yet sold to the public, as well as ETNs previously issued by us that MS & Co. may repurchase from the public from time to time. Our discontinuance of further issuances of ETNs does not affect the terms of the outstanding ETNs, including the right of investors to require us to repurchase the ETNs on the terms, and subject to the limitations, described below.
Settlement Dates. These ETNs were issued in offerings that settled on March 20, 2008 and May 20, 2010.
Other Terms. Other than the different Index, aggregate principal amount and settlement dates, the economic terms of the ETNs are identical to those of the CNY ETN described above.
Listing. The INR ETN is traded on NYSE Arca, Inc. under the trading symbol “INR.”
General Terms of the ETNs
In the below sections, all references to “debt securities” refer to Series F medium-term notes issued by Morgan Stanley under the Senior Debt Indenture. The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities, including the ETNs.
Morgan Stanley has summarized below the material provisions of the Senior Debt Indenture and the debt securities. These descriptions are only summaries, and each investor should refer to the Senior Debt Indenture and any applicable supplements thereto, which describe completely the terms and definitions summarized below and contain additional information regarding the debt securities. Where appropriate, Morgan Stanley uses parentheses to refer you to the particular sections of the Senior Debt Indenture. Any reference to particular sections or defined terms of the Senior Debt Indenture in any statement qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.
Indenture
The ETNs are issued under a Senior Indenture dated as of November 1, 2004 between Morgan Stanley and The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.), as trustee. That indenture, as it has been and may be supplemented from time to time (to the extent that such supplements apply to the ETNs), is called the Senior Debt Indenture.

Covenants Restricting Pledges, Mergers and Other Significant Corporate Actions
Negative Pledge of Morgan Stanley. Because Morgan Stanley is a holding company, its assets consist primarily of the securities of its subsidiaries. The negative pledge provisions of the Senior Debt Indenture limit Morgan Stanley’s ability to pledge some of these securities. The Senior Debt Indenture provides that Morgan Stanley will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance except for liens specifically permitted by such senior indenture on:

•
the voting securities of Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, Morgan Stanley Smith Barney LLC or any subsidiary succeeding to any substantial part of the business now conducted by any of those corporations, which are referred to collectively as the “principal subsidiaries,” or

•	the voting securities of a subsidiary that owns, directly or indirectly, the voting securities of any of the principal subsidiaries, other than directors’ qualifying shares,

without making effective provisions so that the debt securities issued under the Senior Debt Indenture will be secured equally and ratably with indebtedness so secured.
For these purposes, “subsidiary” means any corporation, partnership or other entity of which at the time of determination Morgan Stanley owns or controls directly or indirectly more than 50% of the shares of the voting stock or equivalent interest, and “voting securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the relevant subsidiary, other than stock that carries only the conditional right to vote upon the happening of an event, whether or not that event has happened. (Senior Debt Indenture, Section 3.06).
Merger or Consolidation of Morgan Stanley as Issuer Under the Senior Debt Indenture. The Senior Debt Indenture provides that Morgan Stanley will not merge or consolidate with any other person, unless:

•	Morgan Stanley will be the continuing corporation; or

•	the successor corporation:

◦	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

◦	will expressly assume all of Morgan Stanley’s obligations under the indenture and the debt securities issued under the indenture; and

•
immediately after the merger or consolidation, Morgan Stanley or that successor corporation, as the case may be, will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (Senior Debt Indenture, Section 9.01).

Sale, Lease or Conveyance by Morgan Stanley as Issuer Under the Senior Debt Indenture. The Senior Debt Indenture provides that Morgan Stanley will not sell, lease or convey all or substantially all of its assets to any other person, unless:

•	the person that acquires all or substantially all of the assets of Morgan Stanley:

◦	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

◦	will expressly assume all of Morgan Stanley’s obligations under the indenture and the debt securities issued under the indenture; and

•
immediately after the sale, lease or conveyance, that acquiring person will not be in default in the performance of the covenants and conditions of the indenture applicable to it. (Senior Debt Indenture, Section 9.01).

Absence of Protections against All Potential Actions of the Issuer. There are no covenants or other provisions in the Senior Debt Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the issuer or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the issuer or a sale, lease or conveyance of all or substantially all of the assets of the issuer.
Events of Default
The Senior Debt Indenture provides holders of debt securities with remedies if Morgan Stanley fails to perform specific obligations or if it becomes bankrupt. The Senior Debt Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

An event of default is defined under the Senior Debt Indenture, with respect to any series of debt securities issued under that indenture, as being:

•	default in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on any debt securities of that series;

•
default for 60 days after written notice in the observance or performance of any covenant or agreement in the debt securities of that series or the indenture (other than a covenant or warranty with respect to the debt securities of that series the breach or nonperformance of which is otherwise included in the definition of “event of default”);

•	events of bankruptcy, insolvency or reorganization of Morgan Stanley; or

•	any other event of default provided in the supplemental indenture under which that series of debt securities is issued. (Senior Debt Indenture, Section 5.01).

The ETNs do not have the benefit of any cross-default or cross-acceleration provisions with other indebtedness of Morgan Stanley.
Acceleration of Debt Securities upon an Event of Default. The Senior Debt Indenture provides that:

•
if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under that indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the issuer and to the trustee, if given by security holders, may declare the principal of all debt securities of all affected series and interest accrued thereon to be due and payable immediately; and

•
if an event of default due to a default in the performance of any other covenants or agreements of the issuer in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of the issuer, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to the issuer and to the trustee, if given by security holders, may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately. (Senior Debt Indenture, Section 5.01).

Annulment of Acceleration and Waiver of Defaults. The Senior Debt Indenture provides that:
In some circumstances, if any and all events of default under that indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may waive past defaults and rescind and annul past declarations of acceleration of the debt securities. (Senior Debt Indenture, Section 5.01).
Prior to the acceleration of any debt securities, the holders of a majority in aggregate principal amount of all series of outstanding debt securities with respect to which an event of default has occurred and is continuing, voting as one class, may waive any past default or event of default, other than a default in the payment of principal or interest (unless such default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee) or a default in respect of a covenant or provision in that indenture that cannot be modified or amended without the consent of the holder of each debt security affected. (Senior Debt Indenture, Section 5.10).
Indemnification of Trustee for Actions Taken on Your Behalf. The Senior Debt Indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any trust or power at the request of holders. (Senior Debt Indenture, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Senior Debt Indenture, Section 5.09).
Limitation on Actions by You as an Individual Holder. The Senior Debt Indenture provides that no individual holder of debt securities may institute any action against the issuer under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•
the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•
the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Senior Debt Indenture, Sections 5.06 and 5.09).

Annual Certification. The Senior Debt Indenture contains a covenant that the issuer will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Senior Debt Indenture, Section 3.05).
Discharge, Defeasance and Covenant Defeasance
The issuer has the ability to eliminate most or all of the obligations of the issuer on any series of debt securities prior to maturity if the issuer complies with the following provisions. (Senior Debt Indenture, Section 10.01).
Discharge of Indenture. If at any time the issuer has:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities; or

•
irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under that indenture that have either become due and payable, or are by their terms due and payable within one year or are scheduled for redemption within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities;

and if, in any such case, the issuer also pays or causes to be paid all other sums payable by the issuer under the indenture with respect to the securities of such series, then that indenture shall cease to be of further effect with respect to the securities of such series, except as to certain rights and with respect to the transfer and exchange of securities, rights of the holders to receive payment and certain other rights and except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable or are due and payable within one year or are scheduled for redemption within one year will discharge obligations under the indenture relating only to that series of debt securities.
Defeasance of a Series of Securities at Any Time. The issuer may also discharge all obligations of the issuer other than as to transfers and exchanges, under any series of debt securities at any time, which is referred to as “defeasance.”
The issuer may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 3.06 and Section 9.01, which sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default or a default. Discharge under those procedures is called “covenant defeasance.”
Defeasance or covenant defeasance may be effected only if, among other things:

•
The issuer irrevocably deposits with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable or a combination of the above sufficient to pay the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased.

•	The issuer delivers to the trustee an opinion of counsel to the effect that:

◦
the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

◦
the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

In the case of a defeasance, but not in the case of covenant defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Senior Debt Indenture
Modifications Without Consent of Holders. The issuer and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under a particular indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor of the obligations of the issuer;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee. (Senior Debt Indenture, Section 8.01).

Modifications with Consent of Holders. The issuer and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. However, the issuer and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	extend the final maturity of the principal;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal and any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•
alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of the issuer or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture (Senior Debt Indenture, Section 8.02).

Replacement of Debt Securities
At the expense of the holder, the issuer may, in its discretion, replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the trustee, the paying agent and the registrar, in the case of registered debt securities, or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to the issuer, the paying agent, the registrar, in the case of registered debt securities, and the trustee. At the expense of the holder, an indemnity that is satisfactory to the issuer, the principal paying agent, the registrar, in the case of registered debt securities, and the trustee may be required before a replacement debt security will be issued.
Concerning the Issuer’s Relationship with the Trustee
Morgan Stanley and subsidiaries of Morgan Stanley maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, a New York banking corporation (including as successor to JPMorgan Chase Bank, N.A. and J.P. Morgan Trust Company, National Association).
Governing Law
The debt securities and the Senior Debt Indenture will be governed by, and construed in accordance with, the laws of the State of New York.